March 15, 2019

COMPANY CONTACT
FutureFuel Corp.
Tom McKinlay
(314) 854-8352 www.futurefuelcorporation.com

FutureFuel Releases 2018 Results

Reports Net Income of $53.2 Million or $1.22 per Diluted Share, and Adjusted EBITDA of $74.0 Million

CLAYTON, Mo. (March 15, 2019) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights (all comparisons are with the fourth quarter of 2017)

●	Revenues were $65.5 million, down 13.0% from $75.3 million
●	Adjusted EBITDA was $11.0 million, up 20.0% from $9.2 million
●	Net income decreased to $1.8 million, or $0.04 per diluted share, from $15.9 million, or $0.36 per diluted share.

2018 Financial Highlights (all comparisons are with the year ended December 31, 2017)

●	Revenues were $291.0 million, up 5.8% from $275.0 million
●	Adjusted EBITDA was $74.0 million, up 180.5% from $26.4 million
●	Net income increased to $53.2 million, or $1.22 per diluted share, from $23.5 million, or $0.54 per diluted share.

“We are pleased to present these results which reflect a strong year for our company. Revenues and contribution were up in both our Chemicals and Biofuels segments supported by excellent performance at our Batesville, AR manufacturing site.

Higher oil prices through most of 2018 led to strong demand for the chemicals we supply into the energy sector and we will look to build further on that during the year ahead. The contribution from our Biofuels segment was greatly enhanced by the retrospective reinstatement of the 2017 Blenders Tax Credit in 2018. Disappointingly, this credit has not been reinstated for volumes produced and sold in 2018, nor 2019 and its absence creates great uncertainty in our industry. We would urge our Lawmakers to bring clarity to this credit as soon as possible." said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2019 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.06 per share for 2019.

	Three months ended December 31:
			Dollar	%
	2018	2017	Change	Change
Revenues	$65,513	$75,261	$(9,748)	(13.0% )
Income from operations	$12,803	$3,838	$8,965	233.6%
Net income	$1,836	$15,947	$(14,111)	(88.5% )
Earnings per common share:
Basic	$0.04	$0.36	$(0.32)	(88.9% )
Diluted	$0.04	$0.36	$(0.32)	(88.9% )
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$1,011	$993	$18	1.8%
Adjusted EBITDA	$10,986	$9,152	$1,834	20.0%

	Twelve months ended December 31:
			Dollar	%
	2018	2017	Change	Change
Revenues	$291,018	$275,026	$15,992	5.8%
Income from operations	$63,439	$9,887	$53,552	541.6%
Net income	$53,158	$23,511	$29,647	126.1%
Earnings per common share:
Basic	$1.22	$0.54	$0.68	125.1%
Diluted	$1.22	$0.54	$0.68	125.1%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$2,208	$3,406	$(1,198)	(35.2% )
Adjusted EBITDA	$73,912	$26,353	$47,559	180.5%

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

Consolidated Financial Results Q4 2018 versus Q4 2017

Fourth quarter sales revenue of $65,513 decreased as biofuel volumes declined and were offset in part by continued volume strength in the chemical segment.

Income from operations of $12,803 increased mostly from improved chemical volume strength and improved gains from the change in the biofuel segment’s activity in derivative instruments.

Other losses, net, of $6,284 resulted from mark to market losses on equity securities of $7,639. In the prior year, mark to market adjustments were a component of other comprehensive income. Realized losses on equity securities were $1,099 in fourth quarter 2018 as compared with realized losses of $145 in the fourth quarter of 2017.

Net income of $1,836 was down primarily from an estimated net tax benefit recognized in the fourth quarter 2017 as a result of tax law changes. Net income also declined due to an uncertain tax position of $3,176 (inclusive of interest) recognized in the fourth quarter of 2018.

Consolidated Financial Results 2018 versus 2017

Consolidated sales revenue of $291,018 increased from higher selling prices in both the biofuel and chemical segments. Chemical sales volumes increased from improved conditions in the agrochemical and energy markets.

Income from operations of $291,018 increased primarily from: i) the reinstatement of the biodiesel BTC for 2017 in 2018, $28,853 (see Note 3 of the 2018 consolidated financial statements for further details) ii) increased volumes in the chemical segment from the agrochemical and energy markets iii) gains in the unrealized and realized activity in derivative instruments as compared to losses in the prior year; the change in the derivative activity increased gross profit $633 in 2018 as compared to decreasing gross profit $3,844 in 2017 and iv) the benefit of adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. The LIFO adjustment decreased gross profit $ 2,249 in 2018 and decreased gross profit $5,204 in 2017.

Other losses, net, of $3,262 resulted from mark to market losses on equity securities of $13,236. In the prior year, mark to market adjustments were a component of other comprehensive income. See Note 27 of the 2018 consolidated financial statements for further details.

FutureFuel reported net income of $53,158, or $1.22 per diluted share, for 2018, compared with net income of $23,511, or $0.54 per diluted share in 2017. Adjusted EBITDA for 2018 totaled $73,912, up from $26,353 in 2017. A one-time tax benefit of $12,066 was recognized in 2017 resulting from the enactment of The Tax Cuts and Jobs Act of 2017. This benefit was due to an anticipated lower tax rate for future reversals of deferred tax liabilities. Reducing net income was an uncertain tax position taken in the fourth quarter of $3,176 inclusive of interest expense. See Note 14 of the 2018 consolidated financial statements for further details.

Capital Expenditures

Capital expenditures and intangibles were $4,867 in 2018, compared with $3,581 in 2017. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	2018	2017
Cash paid for capital expenditures and intangibles	$4,867	$3,581
Cash received as reimbursement of capital expenditures	$(2,659)	$(175)
Cash paid, net of reimbursement, for capital expenditures	$2,208	$3,406

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $294,860 as of December 31, 2018, compared with $235,326 as of December 31, 2017.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a laundry detergent additive, proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2018 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Audited)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$214,972	$114,627
Accounts receivable, net of allowances for bad debt of $0 and $0, at December 31, 2018 and December 31, 2017, respectively	18,138	22,138
Inventory	39,296	43,754
Marketable securities	79,888	120,699
Other current assets	10,036	9,140
Total current assets	362,330	310,358
Property, plant and equipment, net	103,575	109,735
Other assets	5,250	5,470
Total noncurrent assets	108,825	115,205
Total Assets	$471,155	$425,563
Liabilities and Stockholders’ Equity
Accounts payable	$21,670	$19,579
Dividends payable	10,498	10,498
Other current liabilities	7,323	5,204
Total current liabilities	39,491	35,281
Deferred revenue – long-term	20,319	16,522
Other noncurrent liabilities	22,267	22,164
Total noncurrent liabilities	42,586	38,686
Total liabilities	82,077	73,967
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243 and 43,741,670, issued and outstanding as of December 31, 2018 and 2017, respectively	4	4
Accumulated other comprehensive income	(20)	8,433
Additional paid in capital	282,145	281,964
Retained earnings	106,949	61,195
Total Stockholders’ Equity	389,078	351,596
Total Liabilities and Stockholders’ Equity	$471,155	$425,563

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31:
	2018	2017
Revenue	$65,513	$75,261
Cost of goods sold and distribution	50,546	68,454
Gross profit	14,967	6,807
Selling, general, and administrative expenses	1,483	1,845
Research and development expenses	681	1,124
	2,164	2,969
Income from operations	12,803	3,838
Other (losses)/income, net	(6,284)	1,872
Income before income taxes	6,519	5,710
Provision/(benefit) for income taxes	4,683	(10,237)
Net income	$1,836	$15,947

Earnings per common share
Basic	$0.04	$0.36
Diluted	$0.04	$0.36
Weighted average shares outstanding
Basic	43,716,670	43,716,670
Diluted	43,728,058	43,728,058

Comprehensive Income
Net income	$1,836	$15,947
Other comprehensive income/(loss) from unrealized
net gains/(losses) on available-for-sale securities	(183)	929
Income tax effect	39	(326)
Total unrealized gains/(losses), net of tax	(144)	603
Comprehensive income	$1,692	$16,550

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Audited)

	Twelve months ended December 31:
	2018	2017
Revenue	$291,018	$275,026
Cost of goods sold and distribution	217,620	254,765
Gross profit	73,398	20,261
Selling, general, and administrative expenses	6,435	6,715
Research and development expenses	3,524	3,659
	9,959	10,374
Income from operations	63,439	9,887
Other (losses)/income, net	(3,262)	6,762
Income before income taxes	60,177	16,649
Provision/(benefit) for income taxes	7,019	(6,862)
Net income	$53,158	$23,511

Earnings per common share
Basic	$1.22	$0.54
Diluted	$1.22	$0.54
Weighted average shares outstanding
Basic	43,542,785	43,542,785
Diluted	43,547,538	43,547,538

Comprehensive Income
Net income	$53,158	$23,511
Other comprehensive income/(loss) from unrealized
net gains/(losses) on available-for-sale securities	(229)	7,535
Income tax effect	49	(2,642)
Total unrealized gains/(losses), net of tax	(180)	4,893
Comprehensive income	$52,978	$28,404

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

(Dollars in thousands)

(Audited)

	2018	2017
Cash flows provided by operating activities
Net income	$53,158	$23,511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,969	11,617
Amortization of deferred financing costs	144	145
Benefit for deferred income taxes	(1,253)	(13,657)
Change in fair value of equity securities	13,238	-
Change in fair value of derivative instruments	(2,130)	2,170
Other than temporary impairment of marketable securities	-	814
Impairment of fixed assets	258	28
Gain on the sale of investments	(1,227)	(127)
Stock based compensation	357	998
Losses on disposals of fixed assets	41	195
Noncash interest expense	28	27
Changes in operating assets and liabilities:
Accounts receivable	5,679	2,386
Accounts receivable – related parties	(1,679)	220
Inventory	4,458	8,339
Income tax receivable	79	13,571
Prepaid expenses	(107)	34
Prepaid expenses – related party	-	-
Accrued interest on marketable securities	(25)	16
Other assets	(317)	(9)
Accounts payable	1,243	(4,403)
Accounts payable – related parties	506	(71)
Accrued expenses and other current liabilities	274	60
Accrued expenses and other current liabilities – related parties	-	(142)
Deferred revenue	(1,258)	(4,215)
Other noncurrent liabilities	3,177	(2,160)
Net cash provided by operating activities	85,613	39,347
Cash flows from investing activities
Collateralization of derivative instruments	1,680	(1,901)
Purchase of marketable securities	(19,664)	(30,959)
Proceeds from the sale of marketable securities	48,235	23,254
Proceeds from the sale of fixed assets	22	4
Capital expenditures	(4,867)	(3,581)
Net cash provided by (used in) investing activities	25,406	(13,183)
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	(176)	(121)
Excess tax benefits associated with stock options and awards	-	-
Proceeds from issuance of stock	-	-
Payment of dividends	(10,498)	(110,688)
Net cash used in financing activities	(10,674)	(110,809)
Net change in cash and cash equivalents	100,345	(84,645)
Cash and cash equivalents at beginning of period	114,627	199,272
Cash and cash equivalents at end of period	$214,972	$114,627

Cash paid for interest	-	-
Cash paid for income taxes	$9,182	$55
Noncash items incurred:
Noncash dividends declared	$10,498	$10,498
Noncash capital expenditures	$420	$-

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Audited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended December 31:		Twelve months ended December 31:
	2018	2017	2018	2017(1)
Adjusted EBITDA	$10,986	$9,152	$73,912	$26,353
Depreciation	(2,725)	(2,882)	(10,969)	(11,617)
Non-cash stock-based compensation	(36)	(120)	(357)	(998)
Interest and dividend income	2,495	2,130	9,183	7,809
Non-cash interest expense (including amortization of deferred financing costs)	(44)	(43)	(173)	(172)
Losses on disposal of property and equipment	-	(50)	(41)	(195)
Gains/(losses) on derivative instruments	4,581	(2,333)	633	(3,844)
Losses on marketable securities	(8,738)	(144)	(12,011)	(687)
(Provision)/benefit for income taxes	(4,683)	10,237	(7,019)	6,862
Net income	$1,836	$15,947	$53,158	$23,511

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve months ended December 31:
	2018	2017
Adjusted EBITDA	$73,912	$26,353
Benefit for deferred income taxes	(1,253)	(13,657)
Impairment of fixed assets	258	28
Interest and dividend income	9,183	7,809
(Provision)/ benefit for income taxes	(7,019)	6,862
Gains/(losses) on derivative instruments	633	(3,844)
Change in fair value of derivative instruments	(2,130)	2,170
Changes in operating assets and liabilities, net	12,030	13,626
Other	(1)	-
Net cash provided by operating activities	$85,613	$39,347

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Audited)

	Three months ended December 31:		Twelve months ended December 31:
	2018	2017	2018	2017
Revenue
Custom chemicals	$23,281	$22,716	$97,746	$87,905
Performance chemicals	5,217	4,795	19,382	17,481
Chemicals revenue	$28,498	$27,511	$117,128	$105,386
Biofuels revenue	37,015	47,750	173,890	169,640
Total Revenue	$65,513	$75,261	$291,018	$275,026

Segment gross profit
Chemicals	$9,516	$7,615	$33,986	$28,016
Biofuels	5,451	(808)	39,412	(7,755)
Total gross profit	14,967	6,807	73,398	20,261
Corporate expenses	(2,164)	(2,969)	(9,959)	(10,374)
Income before interest and taxes	12,803	3,838	63,439	9,887
Interest and other income	2,495	2,130	9,183	7,809
Interest and other expense	(8,779)	(258)	(12,445)	(1,047)
(Provision)/benefit for income taxes	(4,683)	10,237	(7,019)	6,862
Net income	$1,836	$15,947	$53,158	$23,511

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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